EXHIBIT 99.1

FOR IMMEDIATE RELEASE

CONTACT:	Molly Henderson
Chief Business and Financial Officer
500 Linden Oaks
Rochester, New York 14625
(585)249.6231

VIRTUALSCOPICS RECEIVES NASDAQ DELISTING NOTICE;
COMPANY FILES APPEAL TO STAY DELISTING

ROCHESTER, NY - August 11, 2008 - VirtualScopics, Inc. (NASDAQ: VSCP), leading provider of quantitative imaging for clinical trials, today announced that on August 7, 2008, it received notification from The NASDAQ Stock Market that the Company remains out of compliance with the $1.00 minimum per share bid requirement for continued listing as set forth in NASDAQ Marketplace Rule 4310(c)(4). As a result, VirtualScopics’ securities are subject to delisting from The NASDAQ Capital Market.

In response to the notification, the Company has filed an appeal of the Staff Determination to a NASDAQ Listings Qualification Panel. The appeal request will automatically stay the delisting until the Panel reaches a decision. NASDAQ will typically hold a hearing to consider an appeal within 45 days after the appeal is made, and it may take up to 30 days after the hearing to make a decision. At the hearing, VSCP intends to present a plan to regain compliance with the minimum bid price requirement in order to maintain its NASDAQ listing. There can be no assurance the Panel will grant the Company’s request for continued listing.

VSCP anticipates that its plan will consist of a request for additional time, not to exceed 180 days from August 6, 2008, for the Company to regain compliance without effecting a reverse stock split, provided that if the Company does not achieve compliance by a certain date within this additional time, the Company will effect a reverse split. Under Delaware law, the Company can effect a reverse stock split by obtaining stockholder approval, which the Company received on May 8, 2008 at its Annual Meeting of Stockholders.

“Maintaining our NASDAQ Capital Market listing is important to the Company’s visibility and building of long-term sustainable value for stockholders,” said Jeff Markin, VirtualScopics’ President and Chief Executive Officer. “Ensuring compliance with the NASDAQ listing requirements was the principal reason our stockholders approved the reverse split in the event we are unable to otherwise regain listing compliance.” He further added, “We remain confident in our long-term strategy. We are encouraged by the progress we have made in recent quarters, particularly within our operations and new contract awards. We anticipate this momentum will continue as the year progresses.”

About VirtualScopics, Inc.
VirtualScopics, Inc. is a leading provider of imaging solutions to accelerate drug and medical device development. VirtualScopics has developed a robust software platform for analysis and modeling of both structural and functional medical images. In combination with VirtualScopics’ industry-leading experience and expertise in advanced imaging biomarker measurement, this platform provides a uniquely clear window into the biological activity of drugs and devices in clinical trial patients, allowing sponsors to make better decisions faster. For more information about VirtualScopics, visit www.virtualscopics.com.

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Forward-Looking Statements
The statements contained in this press release that are not purely historical are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended, and are intended to be covered by the safe harbors created thereby. These forward-looking statements include, but are not limited to, statements regarding the expected benefits of the Company’s investment in infrastructure and new customer contract signings and awards in 2008 statements regarding maintaining listing on the Nasdaq Capital Market, and/or statements preceded by, followed by or that include the words “believes,” “could,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” “projects,” “seeks,” or similar expressions. Forward-looking statements deal with the Company’s current plans, intentions, beliefs and expectations. Investors are cautioned that all forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. Many of these risks and uncertainties are discussed in the Company’s Annual Report on Form 10-KSB for the fiscal year ended December 31, 2007 filed with the Securities and Exchange Commission (the “SEC”), and in any subsequent reports filed with the SEC, all of which are available at the SEC’s website at www.sec.gov. These include without limitation: the risk of cancellation or delay of customer contracts or specifically as it relates to contact awards, the risk that they may not get signed and risk that we may be delisted from the Nasdaq Capital Market. Other risks include the company’s dependence on its largest customers and risks of contract performance, protection of our intellectual property and the risks of infringement of the intellectual property rights of others. All forward-looking statements speak only as of the date of this press release and the Company undertakes no obligation to update such forward-looking statements.